Consent of Independent Registered Public Accounting Firm

     We have issued our report dated November 20, 2007 accompanying the financial statements of Van Kampen Unit Trusts, Municipal Series 571 as of July 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                GRANT THORNTON LLP


New York, New York
November 20, 2007